UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 13, 2021

Chiasma, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-37500	76-0722250
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 Kendrick Street, Building C East

Needham, Massachusetts 02494

(Address of principal executive office) (Zip Code)

(617) 928-5300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CHMA	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 13, 2021, the Board of Directors (the “Board”) of Chiasma, Inc. (the “Company”) appointed John Doyle to the position of Senior Vice President, Chief Financial Officer and Treasurer of the Company, effective January 19, 2021 (the “Effective Date”). On the Effective Date, Mr. Doyle will also become the Company’s principal financial officer. As previously announced in the Company’s Current Report on Form 8-K filed on October 1, 2020, on the Effective Date, Mark J. Fitzpatrick will cease serving as President and principal financial officer of the Company. On the Effective Date, the Board also appointed Raj Kannan, the Company’s Chief Executive Officer and director, as President of the Company. Mr. Fitzpatrick will continue provide certain consulting services to the Company until June 30, 2021 to assist in the transition of his duties to Mr. Doyle.

Mr. Doyle, age 43, has over 18 years of strategic and operational finance experience. Prior to joining the Company, Mr. Doyle served as Vice President of Finance and Investor Relations from April 2019 to December 2020 and Senior Director of Finance and Investor Relations from February 2018 to April 2019 of Verastem, Inc. (Nasdaq: VSTM), an oncology-focused pharmaceutical company (“Verastem”). Prior to joining Verastem, from May 2016 to February 2018, he served as the Head of Financial Planning and Analysis of SimpliVity Corp., a software company acquired by Hewlett Packard Enterprises in February 2017. From January 2015 to May 2016, he served as Director – Business Unit Financial Planning and Analysis of Parexel, Inc., a clinical research organization and biopharmaceutical services company. From July 2006 to January 2015, Mr. Doyle held increasingly senior financial positions with Hologic Inc. (Nasdaq: HOLX), a medical technology company. Mr. Doyle received his bachelor of science degree in finance from the University of Massachusetts.

In connection with Mr. Doyle’s appointment, the Company and Mr. Doyle have entered into an employment agreement (the “Employment Agreement”), which provides for the following compensation terms for Mr. Doyle. Mr. Doyle will receive a base salary of $385,000 per year (prorated for 2021) and will be eligible to receive an annual performance bonus, with a target annual bonus equal to 35% of his base salary. On the Effective Date, Mr. Doyle will also receive an option to purchase 175,000 shares of the common stock of the Company (the “Option”) pursuant to the Company’s 2015 Stock Option and Incentive Plan (the “Plan”) with an exercise price per share equal to the Company’s closing trading price on the Effective Date. The Option will vest over a four-year period as follows: 25% will vest on the first anniversary of the Effective Date and the remaining 75% will vest in equal monthly installments for the following 36 months, provided that Mr. Doyle remains employed by the Company on each such vesting date. Mr. Doyle is eligible to participate in the Company’s employee benefit plans on the same basis as generally made available to other full-time employees of the Company, as well as all benefit programs available to the senior executive employees of the Company.

The Employment Agreement provides for certain payments and benefits in the event of a termination of Mr. Doyle’s employment under specific circumstances. If Mr. Doyle’s employment is terminated by the Company without “Cause” or by Mr. Doyle for “Good Reason” in either case within 12 months following a “Change in Control” (each as defined in the Employment Agreement), provided he adheres to certain conditions set forth in the Agreement, he would be entitled to (1) continuation of his base salary at the rate in effect immediately prior to the termination date for 12 months following the termination date; (2) payment of his target bonus for the year in which the Change in Control occurs plus his accrued bonus, if any, with respect to the calendar year in which the termination occurs, subject to the Board’s assessment of applicable bonus criteria and prorated from the beginning of such year to the date of the termination; (3) immediate vesting of all of the unvested shares subject to the Option and all other equity awards granted to him pursuant to the Plan; and (4) continuation of coverage of group health plan benefits (“COBRA benefits”), with the cost of the premium for such benefits shared by Mr. Doyle and the Company in the same proportion as in effect on the date of termination, until the earlier of (a) 12 months after the date of termination and (b) the date Mr. Doyle becomes eligible for health benefits through another employer or otherwise becomes ineligible for COBRA benefits. Mr. Doyle’s receipt of such termination payments and benefits is contingent upon execution of a general release of claims in favor of the Company.

In the event Mr. Doyle’s employment is terminated by the Company without Cause or by Mr. Doyle for Good Reason, in either case other than a termination within 12 months following a Change in Control, provided he adheres to certain conditions set forth in the Agreement, he would be entitled to (1) continuation of his then current base salary for six months following the termination date; and (2) COBRA benefits, with the cost of the premium for such benefits shared by Mr. Doyle and the Company in the same proportion as in effect on the date of termination, until the earlier of (a) six months after the date of termination and (b) the date Mr. Doyle becomes eligible for health benefits through another employer or otherwise becomes ineligible for COBRA benefits. Mr. Doyle’s receipt of such termination payments and benefits is contingent upon execution of a general release of claims in favor of the Company.

The foregoing description of the Employment Agreement is a summary and is qualified in its entirety by reference to the Employment Agreement, which is attached hereto as Exhibit 10.1, and is incorporated by reference herein.

Other than the Employment Agreement, Mr. Doyle is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Mr. Doyle and any other persons pursuant to which he was appointed as an officer of the Company.

A copy of the press release issued by the Company announcing Mr. Doyle’s appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

10.1	Executive Employment Letter, effective as of January 19, 2021, between the Company and John Doyle.

99.1	Press release dated January 19, 2021.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 19, 2021	Chiasma, Inc.

	By:	/s/ Raj Kannan
Raj Kannan
Chief Executive Officer, President and Director